DHI Group, Inc.
2022 OMNIBUS EQUITY AWARD PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD
AGREEMENT (the “Agreement”) is made by and between DHI Group, Inc., a Delaware corporation (the “Company”), and you (the “Participant”), and is dated as of the date separately communicated to the Participant by the Company (either electronically through the Merrill Lynch Benefits Online system or by such other method as specified by the Committee) (the “Date of Grant”).

R E C I T A L S:

WHEREAS, the Company has adopted the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as may be amended and restated from time to time, (the “Plan”), pursuant to which awards of restricted shares of the Company’s Common Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of restricted shares of the Company’s Common Stock provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Restricted Stock.

The Company hereby grants on the Date of Grant to the Participant a total number of shares of Common Stock separately communicated to the Participant by the Company (either electronically through the Merrill Lynch Benefits Online system or by such other method as specified by the Committee) (such shares of Common Stock, the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

2.Award Subject to Plan.

(a)By entering into this Agreement, the Participant acknowledges that the Participant has received and read a copy of the Plan, and agrees to be bound by all the terms and provisions of the Plan.

(b)The Plan is hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and their legal representative in respect of any questions arising under the Plan or this Agreement. In the event of a conflict between any term or provision contained herein and any terms or provisions of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

3.Terms and Conditions.

(a)Vesting. The Restricted Shares shall be one hundred percent (100%) unvested as of the Date of Grant. The Vesting Commencement Date shall be the ________. The Restricted Shares shall be subject to the following vesting schedule: ______________. The unvested portion of Restricted Shares shall terminate and be forfeited upon Participant’s termination of employment or service with the Company. Notwithstanding anything in the Plan to the contrary, 100% of the unvested Restricted Shares shall vest upon a Change in Control, subject to the participant’s continued service with the Company as of such date.

(b)Issuance. The Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form, subject to the Company’s directions at all times prior to the date the Restricted Shares vest. As a condition to the receipt of the Restricted Shares, the Participant shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the Restricted Shares. The Committee may cause a legend or legends to be put on any stock certificate relating to the Restricted Shares to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the Restricted Shares, and any applicable federal or state laws.

(c)Rights as a Stockholder; Dividends. The Participant shall be the record owner of the Restricted Shares unless and until such shares are forfeited pursuant to the Plan and this Agreement or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares; provided, that any cash or in-kind dividends paid with respect to unvested Restricted Shares shall be withheld by the Company and shall be paid to the Participant, without interest, only when, and if, the Restricted Period with respect to such Restricted Shares shall lapse as provided in the Plan and this Agreement.

(d)Tax Withholding. Upon the vesting of the Restricted Shares, the Participant shall be required to pay to the Company in cash (by check or wire transfer) such amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the Restricted Shares, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Common Stock, other securities or other property deliverable under the Restricted Shares, the amount (in cash, Restricted Shares, other securities or other property) of any required withholding taxes in respect of the Restricted Shares, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes, if applicable; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 15(d) of the Plan. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant.

(e)Compliance with Legal Requirements. The granting of the Restricted Shares, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Restricted Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Restricted Shares in compliance with applicable laws, rules and regulations.

(f)Transferability. Restricted Shares for which the applicable Restricted Period has not yet lapsed shall not be transferable by the Participant other than by will or the laws of descent and distribution.

(g)Clawback/Forfeiture. The Committee may in its sole discretion cancel this Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting of the Restricted Shares, or the sale of the Restricted Shares, and must promptly repay such amounts to the Company.

4.Miscellaneous.

(a)Intentionally Omitted

(b)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

DHI Group, Inc.
6465 South Greenwood Plaza, Suite 400
Centennial, CO 80111
Attention: Corporate Secretary

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates, or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(f)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g)Entire Agreement. Except as otherwise provided in Section 4(a) hereof, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(a)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(b)Signature in Counterparts. This Agreement may be signed (including electronically as specified by the Committee), as counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

DHI Group, Inc.

By:	Name:
Title:

Accepted and Agreed by the Participant:

[Name of Participant]

or via electronic acceptance on the Merrill Lynch Benefits Online system or such other method as specified by the Committee

[Signature Page to Non-Employee Director Restricted Stock Award Agreement]